[LOGO OF TRUE NORTH COMMUNICATIONS, INC.]

101 EAST ERIE STREET, CHICAGO, ILLINOIS 60611-2897, USA   PHONE 312 425 6500
FAX 312 425 6350

DAVID A. BELL
CHAIRMAN AND CHIEF EXECUTIVE OFFICER



                                 April 5, 2000

Via Overnight Mail

Mr. Donald L. Seeley
1862 N. Dayton
Chicago, IL 60614

     Re:  Continued Employment
          --------------------

Dear Don:

     The purpose of this letter is to set forth the terms and conditions of your continued employment with True North Communications Inc. (the "Company") and to confirm certain other aspects relating to your new position with the Company.

1. Employment Period. You have resigned as Executive Vice President and Chief Financial Officer effective March 15, 2000. Beginning March 16, 2000, you will serve as an employee of the Company for so long as that arrangement is mutually acceptable to both you and the Company (the "Employment Period"). As of the date hereof, both parties contemplate that the Employment Period will last for at least one year.

2. Employment Duties and Responsibilities. During the Employment Period, you will serve as Advisor to the Chief Executive Officer of the Company and will perform employment services no less than five days each calendar quarter. You will report directly to the Chief Executive Officer and will perform such services, consistent with your status as a former Executive Vice President and Chief Financial Officer, as are reasonably requested by the Chief Executive Officer or the Board of Directors of the Company from time to time. During the Employment Period, you will also agree to continue to serve as one of the Company's employee representatives on the Company's Board of Directors and the Board of Directors of Modem Media . Poppe Tyson, Inc. (assuming your continued nomination to serve as such and your continued election by stockholders).
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Mr. Donald L. Seeley
April 5, 2000
Page 2


3. Compensation and Benefits. Your compensation during the Employment Period shall consist of the following (subject to applicable tax withholding obligations):

     . Base salary at the rate of $120,000 per year, payable in accordance with the payroll procedures for salaried employees.

     . Quarterly bonuses in amounts to be determined by the Chief Executive Officer in his sole discretion for special contributions to the Company, including time spent preparing for and attending special Company and Modem Media . Poppe Tyson, Inc. Board of Directors' and committee meetings as an employee representative of the Company.

     . During the Employment Period, you will remain eligible to make pre-tax contributions and receive corresponding Company matching contributions under the True North Retirement Plan. You will not be eligible for any incentive compensation, fringe benefits or other employee benefits during the Employment Period.

     . During the Employment Period, the Company shall reimburse you for all reasonable travel and other business expenses incurred by you in the performance of your duties hereunder in accordance with the Company's standard business expense reimbursement policies and procedures.

4. Treatment of Other Employee Benefits. Based on the transition of your responsibilities with the Company, the following shall apply:

     . True North Retirement Plan. You will not be eligible to receive a distribution from this Plan until the end of the Employment Period (subject to certain early withdrawal rights that would apply once you reach age 59-1/2).

     . True North Executive Deferred Compensation Plan. Your participation in this Plan will cease as of March 15, 2000, because your adjusted compensation will not meet the applicable thresholds for participation in the Plan. Distribution of your benefits from this Plan (and the corresponding "Integration" Plans) will be made in accordance with your earlier election(s).

     . True North Stock Options. In accordance with and subject to the terms of the applicable stock option agreements, you will continue to vest in your outstanding unvested stock options during the Employment Period. To recognize your past service to the Company, the Compensation Committee granted you a stock option for 50,000 shares in March 2000. In accordance with the terms and conditions of the underlying stock option agreement (which is attached hereto as Exhibit A), this stock
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Mr. Donald L. Seeley
April 5, 2000
Page 3


        option is fully vested and exercisable immediately, and shall remain exercisable until March 1, 2005.

     . Restricted Stock. In accordance with and subject to the terms of the applicable restricted stock agreement, you will continue to vest in your outstanding unvested restricted stock during the Employment Period.

     . Earnings Performance Units. All of your earnings performance units shall be canceled as of March 15, 2000.

     . Executive Life Insurance. You will receive information directly from Paragon regarding your option to convert this coverage to an individual policy.

5. Employment Relationship; Termination. During the Employment Period, you will continue to be an employee at will, and either you or the Company may terminate the relationship at any time with or without cause, upon 30 days' advance written notice. Neither party has an obligation to base a decision to terminate the employment relationship on any reason other than the intent not to continue the relationship. If you remain a member of the Board of Directors of the Company or the Board of Directors of Modem Media. Poppe Tyson, Inc. after the end of the Employment Period, then you will be compensated for such Board membership in accordance with the Company's standard outside director compensation programs.

6. Resignation. By signing the form attached as Exhibit B, you have resigned from the various officer and board of director positions listed, effective March 15, 2000.

7. Entire Agreement. This letter agreement constitutes the entire agreement between you and the Company and supersedes all prior agreements, including the Employment Agreement dated May 1, 1998; provided that you remain subject to the provisions of Sections 7, 8 and 9 of that Employment Agreement, and the restrictions set forth in Section 7(a)(i)-(iii) of that Employment Agreement shall apply during the Employment Period and during your membership on the Board of Directors of the Company.

8. Confidentiality. The economic terms and conditions set forth in this letter are to be kept strictly confidential; provided that you may disclose these terms to your legal counsel, your personal tax and financial advisors and to members of your immediate family.
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Mr. Donald L. Seeley
April 5, 2000
Page 4


     Please sign below to indicate that you have reviewed this letter and are in agreement with its terms.

                                    Sincerely,

                                    /s/ David A. Bell

                                    David A. Bell

Agreed and Accepted:


/s/ Donald L. Seeley
________________________
Donald L. Seeley


Dated: 4/5/00


cc:  Kevin Smith
     Terry Peigh
     Sue Bettman
     Dan Barker
     Paul Sollitto
     Mike Oettinger
     Tom Roberts
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                                                                       EXHIBIT A
                                                                       ---------

                   [LOGO OF TRUE NORTH COMMUNICATIONS, INC.]


                        TRUE NORTH COMMUNICATIONS INC.
                            STOCK OPTION AGREEMENT

          THIS AGREEMENT is entered into as of the 1st day of March 2000 (the "Date of Grant"), by and between TRUE NORTH COMMUNICATIONS INC. (the "Corporation"), a Delaware corporation, and Donald L. Seeley (the "Optionee").

                                 WITNESSETH:
                                 ----------

          WHEREAS, the Optionee is currently providing key services to the Corporation or one of its subsidiary corporations;

          WHEREAS, in recognition of the past services of the Optionee to the Corporation and in contemplation of the key services to be performed by the Optionee in the future, the Corporation considers it desirable and in its best interest that the Optionee be given an inducement to acquire a proprietary interest in the Corporation and an added incentive to advance the interests of the Corporation in the form of an option to purchase common stock of the Corporation ("Common Stock"); and

          WHEREAS, the Compensation Committee of the Corporation, at a duly constituted meeting held on the Date of Grant pursuant to the provisions of the True North Communications Inc. Stock Option Plan (the "Plan"), granted the Optionee the option described herein.

          NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

          1. This Agreement recites all the terms and conditions of the option granted to the Optionee by the Corporation on the Date of Grant; provided, however, that this Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The option evidenced by this Agreement (the "Option") is intended to be a "non-qualified stock option" and shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

          2. The Corporation grants to the Optionee the Option to purchase from the Corporation 50,000 shares of Common Stock at the price of $37.00 per share, being at least 100% of the fair market value of the stock on the Date of Grant, in the manner and subject to the provisions hereinafter provided.

          3. The Option herein granted shall terminate in all respects on, and no exercise as to any shares covered by said Option shall be honored on or after March 1, 2005 (the "Expiration Date"). Notwithstanding the foregoing, if at any time during the term of the Option, the Optionee materially breaches any of his obligations under Section 7 or 8 of the Employment Agreement between the Optionee and the Corporation dated May 1, 1998, the Option shall expire and become null and void on the date of such breach.

          4. The Option granted hereby is 100% vested and exercisable by the Optionee at any time from the Date of Grant through the Expiration Date. During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee. If at any time during the term of the Option, the Optionee shall die, the Option shall be exercisable by the Optionee's designated beneficiary or by his estate, as applicable, from the date of death through the Expiration Date.

          5. (a) The Option granted hereby shall be exercisable by the delivery by the Optionee (or the Optionee's personal representative, as the case may be) of a properly completed stock option exercise form to the Corporation or its designee, attention: Assistant Treasurer, at its office at 101 East Erie Street, Chicago, IL 60611-2897, stating the number of shares with respect to which the Option is being exercised and specifying a date (unless payment is to be made in the manner provided for in subparagraph (b) of this Paragraph) on which the shares will be taken and payment made therefor. On or about the date specified in the notice of election, the Corporation shall deliver, or cause to be delivered, to the Optionee or the Optionee's designee stock certificates or electronic shares for the number of shares with respect to which the Option is being exercised, and for which full payment, including payment with respect to any tax withholding obligations, has been received.

          (b) At the request of the Optionee, and if approved by the Corporation as provided in the Plan, payment for shares as to which the Option is being exercised and/or payment of any federal, state, local or other tax withholding obligation may be made by transfer to the Corporation of shares of the Corporation already owned by the Optionee, or any combination of such shares and cash, having a fair market value determined at the close of business on the date of Option exercise equal to, but not exceeding, the Option price and/or the tax withholding obligation, as the case may be. In the alternative and also at the request of the Optionee and subject to the approval of the Corporation, the Corporation may satisfy any such tax withholding obligation by withholding from the number of shares to be delivered to the Optionee that number of shares (based on the then fair market value of the shares) equal to the amount of such tax to be withheld. Any such request shall be made in writing, and the Corporation shall notify the Optionee within 14 days after receipt of the disposition of such request. The denial of such request will not prevent the Optionee from exercising the Option for cash or from paying the tax withholding obligation in cash, as applicable. If such request is approved, the Corporation shall within five days thereafter deliver, or cause to be delivered, to the Optionee stock certificates for the number of shares as to which the Option is being exercised, against payment therefore in whole or in part in shares of the Corporation.

          (c) Delivery of the shares may be made at the office of the Corporation or at the office of a transfer agent appointed for the transfer of shares of the Corporation, as the Corporation shall determine. Shares shall be registered in the name of the Optionee or the Optionee's personal representative, as the case may be. Neither the Optionee nor the Optionee's personal representative shall have any of the rights of a shareholder until the shares are issued as herein provided. In the event of any failure to take and pay for the number of shares specified in the notice of election on the date stated therein, the Option shall become inoperative as to such number of shares, but shall continue with respect to any remaining shares subject to the Option as to which exercise has not yet been made. Anything herein to the contrary notwithstanding, if a law or any regulation of the Securities and Exchange Commission or of any other body having jurisdiction shall require the Corporation or the Optionee to take any action in connection with the shares specified in a notice of election before such shares can be delivered to such Optionee, then the date stated therein for the delivery of the shares shall be postponed until the fifth business day next following the completion of such action.

          6. The Option granted hereby shall not be assigned, pledged or hypothecated in any way, shall not be subject to execution and shall not be transferable by the Optionee other than by will, the laws of descent and distribution or to a designated beneficiary in the event of the Optionee's death. Any attempt at assignment, transfer, pledge, hypothecation or other disposition of the Option granted hereby contrary to the provisions thereof, and the levy of any attachment or similar proceeding upon the Option shall be null and void.

          7. If any change is made in the stock subject to the Option granted hereby by reason of stock dividends or split-ups, appropriate actions shall be taken by the Board of Directors of the Corporation as to the number of shares and price per share subject to the Option in order to prevent dilution.

          8. Upon the complete liquidation of the Corporation, any unexercised portion of the Option shall be deemed canceled.

          9. The Option, this Agreement and all determinations made and actions taken pursuant thereto, to the extent otherwise not governed by the Internal Revenue Code of 1986, as amended, the laws of the United States or the laws of the State of Delaware, shall be governed by and construed in accordance with the laws of the State of Illinois.

          10. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Corporation and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder.

          11. The Compensation Committee of the Corporation may, from time to time, amend the terms and conditions of this Option, but only with the written consent of the Optionee or the Optionee's legal representative.

          12. The Option shall be null and void unless the Optionee shall accept this Agreement by executing it in the space provided below and returning this original executed Agreement to the Corporation.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above mentioned.

OPTIONEE                             TRUE NORTH COMMUNICATIONS INC.



_______________________________      By: ___________________________________
Donald L. Seeley                     Name: _________________________________
                                     Title: ________________________________

                                       3
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                                                                       Exhibit B



                                March 15, 2000


     I, Donald L. Seeley, do hereby resign from each of the positions I hold with respect to each of the entities listed below, all such resignations to be effective as of the date hereof.


                                           /s/ Donald L. Seeley
                                           -----------------------------
                                           Donald L. Seeley

FCB Worldwide L.L.C.                       Manager
FCB Worldwide, Inc.                        Director
Market Growth Resources, Inc.              Director and Executive Vice President
True North Communications Inc.             Vice Chairman, Executive Vice
                                           President and Chief Financial Officer
True North Foundation                      Director
True North Holdings (Asia Pacific), Inc.   Executive Vice President
True North Holdings (United Kingdom)       Director
Limited
True North Management Executive            Member
Committee
True North Outside Director Stock Option   Member
Plan Administrative Committee